EXHIBIT 10.1



Proposal (Confidential)

PN 3222
(QTECH100296)

Quantech Ltd.
St. Paul, MN



SPR System Disposable Development




October 2, 1996


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Quantech Ltd.
SPR System Disposable Development

PN 3222/(QTECH100296)



Introduction/Assumptions

Quantech Ltd. (Quantech) is a development stage company seeking to commercialize its SPR technology. The Company's initial focus is the development of SPR for the hospital critical care diagnostic market. SPR, the core technology of Quantech's proposed medical diagnostic system, enables the Company to integrate the existing diagnostic methodologies of immunoassays, DNA probes and chemical binding into a single, simple, economical system in order to provide rapid, quantitative, diagnostic results. The Quantech system configuration will consist of a small, bench top instrument and a series of disposables each offering a particular test or series of tests. The Quantech system has the ability to analyze body fluids (e.g., whole blood, urine, saliva) without user preparation or addition of reagents.

Quantech's business strategy is to capitalize on the flexibility, extreme sensitivity and relatively low cost of its diagnostic system to penetrate and expand the POC market. Quantech's intended entry into the POC market will be Critical Care Units of hospitals, the first unit being the Emergency Department where the most pressing and unmet customer needs are found.

The Disposable
Quantech's disposable consists of an injection molded plastic carrier containing up to four gold coated grating surfaces. The gold surface is overlaid with reagents that react specifically with the analyte to be identified and measured. A unique aspect of the Quantech disposable will be the ability to attach a standard vacutainer tube, complete with its top intact, directly to the disposable so that it is easy to use and the user does not come in direct contact with the patient sample. Future disposables for certain tests may also be configured to handle samples of urine, saliva, or other body fluids.

Unlike the majority of other disposables on the market, Quantech's disposables do not require the addition of reagents by the user. This simplicity translates into lower production costs, quicker development time, easier use, immediacy of results and reduced costs to the user. Individual disposables will be packaged in a sterile pouch to provide extended shelf life. Disposables will be configured to provide single tests or panels of up to three diagnostically-related tests. When the test disposable is inserted in the instrument, a bar-code reader will identify the type of test to be performed and contain certain calibration information necessary to effectively maintain quality control.

The development team of Robert Case + Associates, Inc. (RC+A) and the Product Design Center (PDC) propose to assist Quantech in developing and/or specifying the detailed, commercial part and assembly design and specifications for the disposable sub-system, which consists of:

1. Molded plastic disposable sample preparation/processing assembly, including:
     a.  primary sample tube connection
     b.  red blood cell filtration chamber
     c.  sample temperature control chamber
     d.  sample introduction pressure/vacuum connection
     e.  assay reaction/read chamber
     f.  assay identification/QC bar code label target area

Quantech Ltd.
SPR System Disposable Development

PN 3222/(QTECH100296)



2. Mechanical articulation and disposable positioning components of the instrument "drawer".
3.   Sample introduction pressure/vacuum components and fluid circuit.
4.   Sensor components for:
     a.  disposable positioning
     b.  reaction chamber sample volume fill
     c.  bar code reading target
Note:    It is assumed that the following specifications will be provided by
Quantech:
         a.  red blood cell filtration material
         b.  sample temperature/tolerance
         c.  sample reaction volumes/tolerance
         d.  disposable positioning tolerances
         e.  bar code reading target area

ROBERT CASE + ASSOCIATES, INC./PRODUCT DESIGN CENTER

As specialists in health care product development, RC+A/PDC has distinguished itself through integrated application of our core competencies of customer/user research, industrial design and product engineering, focused toward our clients rapid product development needs.

The key results for our clients are: 1) rapid specification of customer and technical product design requirements through customer and user product evaluations; 2) integration of the customer/user requirements into the detailed product design, engineering and production specifications; 3) single-point accountability for delivery of product engineering, prototypes and production specifications.

This fully integrated product development process has repeatedly enabled our clients to develop Better Products, Faster.

Work Program

      Phase I    Sample Introduction and Preparation Feasibility Breadboard
                 Deliverables:  - Design specifications and documentation of the disposable fluid path, prep/processing
                                  chambers and connectology.
                                - Design specifications and documentation of the
                                  sample introduction pressure/vacuum components and fluid circuit.
                                - Industrial design concepts (ergonomics &
                                  aesthetics) for the disposable assembly.
                                - Fabrication of a functional disposable and
                                  sample introduction/prep breadboard.
                                - Detailed plan for development of the
                                  commercial sub-system.

      Phase II    Production Design Development
                  Deliverables:  -  Production Design Specifications and
                                    Documentation


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Events and tasks for the  phases of  activity  are  detailed  below.  Subsequent phases will be further detailed and quoted as the necessary information becomes available. The Fees Outline defines the project budget and Appendix B - General Provisions describes the contract terms.

Phase I - Sample Introduction and Preparation Feasibility Breadboard

Deliverables

- Design specifications and documentation of the disposable fluid path, prep/processing chambers and connectology.
- Design specifications and documentation of the sample introduction pressure/vacuum components and fluid circuit.
- Industrial design concepts (ergonomics & aesthetics) for the disposable assembly.
- Fabrication of a functional disposable and sample introduction/prep breadboard.
-     Detailed Phase II plan for development of the commercial sub-system.


Activities

1.1      Product Requirements Review

         RC+A/PDC will review the current project/product requirements and specifications for the disposable sub-system with Program Management. The results of this review will provide the basis on which the balance of this phase will proceed.

         Note: The initial review was conducted on September 24, 1996 at the RC+A office in Chicago. It is anticipated that a telephone review will be scheduled during the week of October 7, 1996 to further discuss design concepts and the recent results of Quantech research with appropriate team members.

1.2      Disposable Sub-system Design Development

         RC+A/PDC will develop and/or specify the functional part and assembly design for the disposable sub-system, consisting of:

         1. Plastic disposable sample preparation/processing assembly, including:
             a.   primary sample tube connection
             b.   red blood cell filtration chamber
             c.   sample temperature control chamber
             d.   sample introduction pressure/vacuum connection
             e.   assay reaction/read chamber
             f.   assay identification/QC bar code label target area
         2.  Disposable mechanical positioning components.
         3.  Sample introduction pressure/vacuum components and fluid circuit.

         A Pro/Engineer Rev. 16 CAD data base will be developed of all parts designed by RC+A/PDC as a part of this project, in conjunction with required FEA-based mechanical, thermal and flow analysis.

         Industrial design concept sketches of the proposed disposable ergonomic and aesthetic details will be provided in conjunction with the engineering feasibility database/drawings.

1.3      Program/Design Review

         RC+A/PDC will conduct a review of the proposed disposable design documentation with Program Management and the impact on the program plan, if any.

Phase I - Sample Introduction and Preparation Feasibility Breadboard


1.4      Engineering Breadboard Fabrication and Testing

         RC+A/PDC will fabricate a functional engineering breadboard which will demonstrate feasibility for the proposed disposable sub-system design. The breadboard will include the following functional components:

         1. Machined/purchased component disposable sample preparation/ processing assembly, including:
             a.   primary sample tube connection
             b.   red blood cell filtration chamber/material
             c.   sample temperature control chamber
             d.   assay reaction/read chamber
             e.   sample introduction pressure/vacuum connection
         2.  Disposable mechanical positioning components.
         3.  Sample introduction pressure/vacuum components and fluid circuit.

         Tests will be conducted and documented with the breadboard, and necessary revisions made, to ensure functionality to specification prior to delivery to Quantech R&D.

1.5      Program/Design Review

         RC+A/PDC will conduct a review of the breadboard, test data and revised engineering documentation with Project Management. The results of this review will determine the requirements for the detailed production design phase of the project.

Phase II - Production Design Development



Deliverables

Detailed production design specifications and documentation for the Disposable Sub-system.


Activities

2.1      Production Requirements Review

         RC+A/PDC will conduct a review session with Program  Management and the
         Program  Team  to  confirm  the   manufacturability   and   performance
         requirements and specifications for the disposable sub-system.

         The deliverables of this phase will provide detailed  production design
         specifications   and   documentation   for  the  commercial  parts  and
         assemblies of the following items:

         1. Molded plastic disposable sample preparation/processing assembly, including:
             a.   primary sample tube connection
             b.   red blood cell filtration chamber
             c.   sample temperature control chamber
             d.   assay reaction/read chamber
             e.   sample introduction pressure/vacuum connection
             f.   assay identification/QC bar code label target area
         2. Mechanical articulation and disposable positioning components of the instrument "drawer".
         3.  Sample introduction pressure/vacuum components and fluid circuit.
         4.  Sensor components for:
             a.   disposable positioning
             b.   reaction chamber sample volume fill
             c.   bar code reading target
         Note:    It is assumed that the following specifications will be
         provided by Quantech:
             a.   red blood cell filtration material
             b.   sample temperature/tolerance
             c.   sample reaction volumes/tolerance
             d.   disposable positioning tolerances
             e.   bar code reading target area

         Quantech will supply RC+A/PDC with specifications, sources and/or samples of all purchased parts and components which will interface with the disposable sub-system.

2.2      Detailed Component Design/Engineering

         2.2.1    Design Layout/Pro-E CAD Model

         RC+A/PDC will develop a Pro-E model for the commercial design of the sub-system. The CAD model will be reviewed with Program Management and Quantech development resources for confirmation of component and subsystem functional and assembly requirements.


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         RC+A/PDC will  coordinate  with  Quantech  selected  vendors  regarding costing and timing for production implementation.


Phase II - Production Design Development



         2.2.2    Final Part Drawings & Database

         RC+A/PDC will produce detailed engineering drawings, material/process specifications and updated Pro-E database for the sub-system.

2.3      Program/Design Review

         A detailed design review of the production documentation, specifications, schedule and costs will be conducted with Program Management and selected production vendor(s). Program Management will determine the level of support required for further prototype and production execution.

Fees Outline
Robert Case + Associates, Inc./Product Design Center


Client:           Quantech Ltd. - Joe Shaw

Project:          SPR System Disposable Development

Project No:       3222/(QTECH100296)

Date:             October 2, 1996

Phase             Activity                                             Fees

    I             Sample Introduction and Preparation Feasibility Breadboard

                  A.  Disposable Sub-system Design Development         $47,600
                      (Activity 1.1-1.3)

                  B.  Engineering Breadboard Fabrication & Testing     $12,400*
                      (Activity 1.4-1.5)

                  Reimbursable Expenses                                $2500*

   II             Production Design Development                        $125,000*


(*) Budget Estimates

Notes:

1.       Estimates
         The budget estimated fees will be quoted for Client approval upon completion of each previous phase.
2.       Fees
         The fees quoted by RC+A/PDC in the proposal do not include reimbursable expenses incurred by RC+A/PDC which include but are not restricted to transportation, lodging, meals and long-distance telephone calls, delivery services and the cost of documentation and reproduction excessive of the normal development process. These fees will be billed on monthly progress billings. The quoted out-of-pocket expenses are estimates only.

         The fees and costs quoted in the proposal will remain in effect for sixty (60) days from the date of the proposal subject only to fluctuations in the cost of materials, outside services and time delays caused by factors beyond RC+A/PDC control. The fees and costs presented to Client have been estimated according to Client's goals and objectives as originally stated and set forth in the proposal, and are subject to revisions by RC+A/PDC as changes are made over the course of the project. The fees and costs have been estimated according to using RC+A/PDC resources except where Client has indicated specific resources to be used prior to project quotation. Should Client require specifying resources to be used after RC+A/PDC has submitted a project quotation, the fees and costs are subject to revisions by RC+A/PDC as dictated by such Client specified resources. Status updates and projections will be made by RC+A/PDC at the intervals outlined in the proposal.

Appendix A - Phase Approval
Robert Case + Associates, Inc./Product Design Center


Client:           Quantech Ltd. - Joe Shaw

Project:          SPR System Disposable Development

Project No:       3222/(QTECH100296)


Date:             October 2, 1996

Phase             Activity                                             Fees

    I             Sample Introduction and Preparation Feasibility Breadboard

                  A.  Disposable Sub-system Design Development         $47,600
                      (Activity 1.1-1.3)

                  B.  Engineering Breadboard Fabrication & Testing     $12,400*
                      (Activity 1.4-1.5)

                  Reimbursable Expenses                                $2500*


(*) Budget Estimate

The undersigned hereby authorizes RC+A/PDC to proceed with the above Phase(s) and agrees to the attached Appendix B General Provisions of the Proposal (Revision Date 12-21-95).


Client Acceptance and Approval              RC+A/PDC Acceptance and Approval

By:                                         By:
         (Authorized Signature)                    (Department Manager)

Date:                                       Date: 10/4/96

Name:                                       Upon approval, please send signed
                                            copies of
Title:                                      Appendix A & B to:

Client Purchase Order No:2007               Robert Case + Associates, Inc.
                                            640 North LaSalle Street, Suite #282
                                            Chicago, Illinois  60610

Appendix B - General Provisions of the Proposal
Robert Case + Associates, Inc.
----------------------------------------------------------------
This Appendix is attached to and made a part of the proposal given by Robert Case + Associates, Inc. (hereinafter referred to as "RC+A").

1.   General Terms

     RC+A is a professional organization providing independent consulting services to our clients. All Client documents and information will be considered confidential. All Client work in progress will be open for inspection and consultation by authorized employees (as designated by Client). The rights to any patentable inventions that may be developed during the course of the project will be assigned to Client. All actions or costs necessary to obtain a patent or to reserve any other rights will be Client's sole responsibility. Client hereby releases, hold harmless and indemnifies RC+A and its agents from any and all claims, damages, or attorneys' fees of any third parties relating in any way to this proposal, including design, production, sale or use of items which are the subject of this proposal. Client agrees that RC+A and its Agents shall have no liability to Client for claims or damages of any kind which may result from RC+A services in relation to the subject matter of this proposal.

2.   Authorization to Proceed

     Upon receipt of Appendix A - Proposal Approval signed by Client, or other specific approval, RC+A will commence the work set forth in the approved phase(s). A written Purchase Order signed by an authorized agent of Client must follow within 15 days from RC+A's commencement of work. In the event such Purchase Order is not received on a timely basis, RC+A may in its sole discretion in addition to all other rights and remedies it may have, elect to discontinue work on the phase.

     Should work on a phase be discontinued by Client or RC+A, Client will be responsible for all fees and expenses incurred by RC+A up to the time work on the phase is discontinued, including a start-up and shut-down fee (estimated to be 15% of the total proposed phase fees) as well as all additional fees and expenses incurred by RC+A as a result of said discontinuance.

3.   Fees and Expenses

     All fees, and costs quoted in the proposal will remain in effect for 30 days from the date of the proposal. Time schedules will be adjusted based on start date. Fees, costs, and time schedules are based on the use of RC+A resources except where Client has requested the use of specific resources and these resources are specified in the project proposal. Fees are subject to fluctuations in the cost of outside services and changes or additions requested by the client. The time schedules set forth in this proposal are best estimates of RC+A and subject o changes over the course of the project.

     The fees quoted by RC+A in this proposal do not include reimbursable expenses which include but are not limited to transportation, lodging, meals, travel incidentals and honoraria. Expenses will be periodically invoiced during the course of the project. Because of delays in third party billing, expenses may be invoiced as late as 90 days after the final project billing. Upon written request, documentation of expenses will be provided. Quoted out-of-pocket expenses are estimates for budgeting purposes only.

4.   Billing

     Upon authorization, Client will be invoiced for 100% of the approved fees and/or estimated costs for proposals of less than $5,000, and 50% of the approved fees and/or estimated costs for proposals in excess of $5,000. Payment will be due upon receipt and shall be applied to the first fifty (50%) percent of the quoted fees and estimated costs of each phase of the proposal. Progress billings will be made upon commencement of work for the remaining fees and expenses incurred by RC+A and will be due upon receipt. Any balance remaining will be due upon completion and delivery of the finished project as defined in the proposal. RC+A shall retain title and rights to all work produced until it has received Client's final payment. Client grants RC+A security interest to secure payment to RC+A for all fees or other amounts due pursuant to all phases of this proposal or any other proposals in Clients fixtures, furniture, office equipment, patents, accounts receivable, bank accounts, motor vehicles, and any proceeds from their sale or deposition. Interest on unpaid invoices shall accrue at 1 1/2% per each full or partial month after due date.

5.   Interpretation and Enforcement

     Parties hereby agree that interpretation and enforcement of this agreement will be governed by Illinois law and venue of any claim or lawsuit shall be Chicago, Illinois. Any controversy or claim arising out of or relating to this agreement or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered shall be entered in any court having jurisdiction thereof. Any arbitrator's award or finding or any judgment or verdict thereon shall be final and u unappealable. All parties agree that venue for said arbitration shall be in Chicago, Illinois and that any litigation or arbitration commenced in any other venue shall be transferred instanter to Chicago, Illinois upon the written request of any party to this agreement. The prevailing party shall be entitled to reimbursement for attorneys' fees, costs or other expenses pertaining to said arbitration or any litigation and said attorneys' fees, costs and other expenses shall become a part of any award, judgment or verdict. All arbitration's shall have (3) three individuals acting as arbitrators. One arbitrator shall be selected by RC+A . One arbitrator shall be selected by Client. Both arbitrators shall select a third arbitrator. Any arbitrator selected by a party shall not be affiliated, associated or related to the parties selecting that arbitrator by blood, marriage, business or otherwise. The decision of the majority of the arbitrators shall be binding upon all parties. Client grants RC+A security interest to secure payment to RC+A for all fees or other amounts due pursuant to all phases of this proposal or any other proposals in Clients fixtures, furniture, office equipment, patents, accounts receivable, bank accounts, motor vehicles, and any proceeds from their sale or deposition. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, administrators, executors, successors and assigns. The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. Each party agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.





Client Acceptance & Approval:                                   Date:10/4/96
(Rev. 12-21-95)